        As filed with the Securities and Exchange Commission on February 4, 2002
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                                   ----------

                                  PC-TEL, INC.

             (Exact name of Registrant as specified in its charter)

                                   ----------

            Delaware                                         77-0364943

(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                        Identification Number)

                             1331 California Circle
                           Milpitas, California 95035
                                 (408) 965-2100
                    (Address of principal executive offices)

                                   ----------

                             1997 STOCK OPTION PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN

                                   ----------

                                  Martin Singer
                Chairman of the Board and Chief Executive Officer
                                  PC-Tel, Inc.
                             1331 California Circle
                               Milpitas, CA 95035
                                 (408) 965-2100
(Name, address, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:
                             Douglas H. Collom, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (650) 493-9300

                                   ----------

                                                CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                               Proposed            Proposed
                         Title of                              Maximum          Maximum             Maximum
                        Securities                              Amount         Offering            Aggregate       Amount of
                          to be                                 to be          Price Per           Offering      Registration
                        Registered                           Registered/(1)/     Share*              Price            Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value)
   to be issued under the 1997 Stock Option Plan ......         700,000       $   8.96\\(2)\\   $ 6,272,000.00   $ 577.03
-----------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value)
   to be issued under the 1998 Employee Stock Purchase
   Plan ...............................................         350,000       $   7.62\\(3)\\   $ 2,667,000.00   $ 245.37
-----------------------------------------------------------------------------------------------------------------------------
Total .................................................       1,050,000                         $ 8,939,000.00   $ 822.40
=============================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.
(2) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the amount of the registration fee based on the prices of PC-Tel, Inc. Common Stock as reported on the Nasdaq National Market on January 29, 2002.
(3) The exercise price of $7.62 per share, computed in accordance with Rule 457(h) under the Securities Act, is 85% of $8.96, the average of the high and low sales price of a share of PC-Tel, Inc. Common Stock as reported by the Nasdaq National Market on January 29, 2002.

         With respect to the Shares hereby registered under the 1997 Stock Option Plan and the 1998 Employee Stock Purchase Plan, the Registrant's Registration Statement on Form S-8/S-3 as filed with the Commission on April 14, 2000 (File No. 333-34910), and Registration Statement on Form S-8 as filed with the Commission on May 30, 2001 (File No. 333-61926), collectively referred to as the Prior Form S-8s, are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in the Prior Form S-8s.

         The Company is registering 1,050,000 shares of its Common Stock under this Registration Statement, of which 700,000 shares are reserved for issuance under the Company's 1997 Stock Option Plan and 350,000 shares are reserved for issuance under the Company's 1998 Employee Stock Purchase Plan. Under the Prior Form S-8s, the Company registered 6,669,952 shares of its Common Stock that had been or were eligible to be issued under the 1997 Stock Option Plan and 1,481,208 shares of its Common Stock that had been or were eligible to be issued under the 1998 Employee Stock Purchase Plan.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8.    EXHIBITS.
           --------

         Exhibit No.     Description
         -----------     -----------

             5.1         Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

            10.3*        1997 Stock Option Plan, as amended through August 1999

            10.5*        1998 Employee Stock Purchase Plan

            23.1         Consent of Arthur Andersen LLP, Independent Public
                         Accountants

            23.2         Consent of Wilson Sonsini Goodrich and Rosati, P.C.
                         (contained in Exhibit 5.1)

            24.1         Power of Attorney (See page (II-3))

* Incorporated by reference to the Company's Registration Statement on Form S-1 filed October 15, 1999 (No. 333-84707).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 4th day of February, 2002.

                                   PCTEL, INC.

                                   By: /s/ MARTIN SINGER
                                       -----------------------------------------
                                       Martin Singer
                                       Chairman of the Board and Chief Executive
                                       Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin Singer and John Schoen and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                                        Title                                Date
          ---------                                        -----                                ----
  /s/ MARTIN SINGER                     Chairman of the Board, Chief Executive Officer    February 4, 2002
-----------------------------           (Principal Executive Officer) and Director
         Martin Singer

  /s/ JOHN SCHOEN                       Chief Operating Officer and Chief Financial       February 4, 2002
-----------------------------           Officer (Principal Financial and Accounting
         John Schoen                    Officer)

  /s/ RICHARD C. ALBERDING              Director                                          February 4, 2002
-----------------------------
         Richard C. Alberding

  /s/ PETER CHEN                        Director                                          February 4, 2002
-----------------------------
         Peter Chen

  /s/ GIACOMO MARINI                    Director                                          February 4, 2002
-----------------------------
         Giacomo Marini

  /s/ MIKE MIN-CHU CHEN                 Director                                          February 4, 2002
-----------------------------
         Mike Min-Chu Chen

  /s/ CARL A. THOMSEN                   Director                                          February 4, 2002
-----------------------------
         Carl A. Thomsen